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June 28, 2018

The Board of Directors
Titan Medical Inc.
170 University Avenue, Suite 10000
Toronto, ON M5H 3B3

Dear Sirs / Mesdames:

Re:	Titan Medical Inc. (the "Company")

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (the “F-10”) of our report, dated February 13, 2018, relating to the consolidated financial statements of Titan Medical Inc. (the “Company”), appearing in the Company’s annual report on Form 40-F of the Company for the year ended December 31, 2017.

We also consent to the reference to us under the heading "Experts" in the prospectus contained in the F-10.

Yours truly,

Chartered Professional Accountants, Licensed Public Accountants

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